                       CONSENT OF INDEPENDENT ACCOUNTANTS

                              ---------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (Securities Act File No. 33-63300 and Investment Company Act File No. 811-7734) of our report dated July 30, 1998, relating to the financial statements and financial highlights appearing in the May 31, 1998 annual report to shareholders of Reserve Private Equity Series which are also incorporated by reference into the registration statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the statement of additional information.



                                                  PricewaterhouseCoopers LLP



New York, New York
April 15, 1999